EXHIBIT 99.1

Social Reality, Inc. Appoints Martin A. Sumichrast to Its Board of Directors

LOS ANGELES, January 27, 2015 – Social Reality, Inc. (OTCQB: SCRI), an automated digital platform technology and social management software company for Internet advertising, announced today the addition of Martin A. Sumichrast to its board of directors.

Mr. Sumichrast brings over 25 years of experience in investing and providing business advisory services to corporations in the United States, Europe and Asia. He currently serves as the Vice Chairman and co-founder of Siskey Capital, LLC, a Charlotte, North Carolina-based merchant banking operation. Siskey Capital, LLC and its affiliate funds are one Social Reality’s largest investors. He also serves as Managing Director of Washington Capital, LLC, a family owned office. Mr. Sumichrast serves as a Trustee and Chairman of the Nominating and Governance Committees, of the Babson Capital Growth Short Duration High Yield Fund, Inc. and the Babson Capital Funds Trust, an open-end investment company advised by Babson Capital Management, LLC, a global asset manager with over $200 billion in assets under management. Mr. Sumichrast is also a member of the Board of Directors of Kure Corp, a vapor brand that specializes in the distribution of vaporizing pens, e-Juices and related accessories. He also is the Co-Chairman of the Jadeveon Clowney Help-In-Time Foundation, a non-for-profit charity that helps children of incarcerated parents. He is co-author and contributor of Opportunities in Finance Careers and The New Complete Book of Homebuying.

“We are very fortunate that Marty has agreed to join our board.” said Christopher Miglino, CEO and co-founder of Social Reality. “His insights into the capital markets have been instrumental in getting the company to where it is today. We look forward to a continued and expanded relationship.”

“At Siskey Capital we look to align ourselves with great management teams that can take advantage of new growth industries. We believe Social Reality and its management team are well positioned in the rapidly growing digital advertising market. I am excited about the future of Social Reality and happy to be able to serve as a Director,” said Martin Sumichrast, Vice Chairman and co-founder of Siskey Capital, LLC.

About Social Reality

Founded in 2010, Los Angeles-based Social Reality, Inc. is an Internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the real-time bidding (RTB) markets. For more information, please visit www.socialreality.com, www.srax.com, www.sraxmd.com, www.sraxdi.com, www.groupad.com and  www.steelmediainc.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Statements about past financial results do not, and are not meant to, predict future results. Social Reality can provide no assurance that such results and performance will continue.

Risks and uncertainties include, among others: (1) the possibility that we may not realize the expected benefits, synergies and opportunities anticipated in connection with the acquisitions, including the anticipated revenue and cost synergies, and continuing revenue growth, (2) the challenges of integrating the Steel Media commercial team with Social Reality, (3) the impact on sales from competitive pricing, and sales and marketing initiatives, (4) liabilities we assume from Steel Media that may be higher than expected, (5) the possibility that sales will not meet expectations as a result of current and future competition, (6) in connection with the Steel Media acquisition, we have incurred a substantial amount of indebtedness and will have to comply with restrictive and affirmative debt covenants, (7) the expectation that we will need to raise additional capital from the sale of our equity, which will cause significant dilution to our stockholders, in order to satisfy our contractual obligations, including our debt service, earn out payments that may become payable to Steel Media’s stockholder or in order to pursue business development activities, (8) due to the Steel Media transaction, we are highly leveraged and have limited cash resources which may limit our ability to take advantage of attractive business development opportunities and execute on our strategic plan, (9) our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, (and (10) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the period ended September 302, 104 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect our results of operations, our profitability and our cash flows, which would, in turn, have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Laura Knapp

Social Reality Inc.

Socialreality.com

laura@socialreality.com

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